                            SCHEDULE 14A INFORMATION
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:

 [_]  Preliminary Proxy Statement

 [_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

 [X]  Definitive Proxy Statement

 [_]  Definitive Additional Materials

 [_]  Soliciting Material Under Rule 14a-12

                           ISLE OF CAPRI CASINOS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
     (5)  Total Fee Paid:

          ----------------------------------------------------------------------
[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing:

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------
     (2)  Form, Schedule or Registration No.:

          ----------------------------------------------------------------------
     (3)  Filing Party:

          ----------------------------------------------------------------------
     (4)  Date Filed:

          ----------------------------------------------------------------------

                          ISLE OF CAPRI CASINOS, INC.
                             1641 POPPS FERRY ROAD
                           BILOXI, MISSISSIPPI 39532
                                (228) 396-7000

                               -----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    To be Held on Tuesday, October 8, 2002

                               -----------------

   The 2002 Annual Meeting of Stockholders of Isle of Capri Casinos, Inc. will be held at the Isle of Capri Casino, 100 Isle of Capri Boulevard, Boonville, Missouri 65233, on Tuesday, October 8, 2002 at 9:00 a.m., Central Standard Time, for the following purposes:

   (1) To elect eight persons to the Board of Directors;

   (2) To ratify the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending April 27, 2003; and

   (3) To transact such other business as may properly come before the Annual Meeting.

   The record date for the determination of stockholders entitled to vote at the Annual Meeting, or any adjournments or postponements thereof, is the close of business on August 28, 2002. A stockholder list will be available for examination for the ten days prior to the meeting at the Isle of Capri Casino, 100 Isle of Capri Boulevard, Boonville, Missouri 65233. Additional information regarding the matters to be acted on at the Annual Meeting can be found in the accompanying Proxy Statement.

   Your vote is very important to us. Whether or not you plan to attend the meeting in person, your shares should be represented and voted. After reading the enclosed Proxy Statement, please complete, sign, date and promptly return the proxy in the self-addressed envelope that we have included for your convenience. No postage is required if it is mailed in the United States. Submitting the proxy will not preclude you from voting in person at the Annual Meeting should you decide to attend.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          Bernard Goldstein,
                                          Chairman and Chief Executive Officer

Biloxi, Mississippi
August 26, 2002

    Please Mark, Sign, Date and Return Your Proxy in the Enclosed Envelope

                          ISLE OF CAPRI CASINOS, INC.
                             1641 POPPS FERRY ROAD
                           BILOXI, MISSISSIPPI 39532
                                (228) 396-7000

                               -----------------

                                PROXY STATEMENT

                               -----------------

                        ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 8, 2002

                               -----------------

   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Isle of Capri Casinos, Inc., a Delaware corporation, of proxies for use at the 2002 Annual Meeting of Stockholders to be held on Tuesday, October 8, 2002, beginning at 9:00 a.m., Central Standard Time, at the Isle of Capri Casino, 100 Isle of Capri Boulevard, Boonville, Missouri 65233, and at any adjournment(s) of the Annual Meeting.

   Our principal executive offices are located at 1641 Popps Ferry Road, Biloxi, Mississippi 39532. A copy of our 2002 Annual Report to Stockholders, this Proxy Statement and accompanying proxy card are first being mailed to our stockholders on or about September 3, 2002.

                             QUESTIONS AND ANSWERS

What am I being asked to vote on?

   At the Annual Meeting, the Company's stockholders will be asked to vote on the following proposals:

    1. To elect eight persons to the Board of Directors;

    2. To ratify the selection of Ernst & Young LLP as our independent auditors for fiscal year ending April 27, 2003.

   The stockholders will also transact any other business that may properly come before the meeting.

Who is entitled to vote at the Annual Meeting?

   The record date for the Annual Meeting is August 28, 2002, and only stockholders of record at the close of business on that date may vote at and attend the Annual Meeting.

What constitutes a quorum for the purposes of voting?

   A majority of the shares of the Company's common stock outstanding, represented in person or by proxy at the Annual Meeting, will constitute a quorum for the purpose of transacting business at the Annual Meeting. As of August 22, 2002, there were 28,901,770 shares of the Company's common stock outstanding.

What if a quorum is not present at the Annual Meeting?

   If a quorum is not present during the meeting, we may adjourn the meeting. In addition, in the event that there are not sufficient votes for approval of any of the matters to be voted upon at the meeting, the meeting may be adjourned in order to permit further solicitation of proxies.

How many votes do I have?

   Each outstanding share of the Company's common stock entitles its owner to one vote on each matter that comes before the meeting. The proxy card indicates the number of shares of the Company's common stock which you owned as of the record date, August 28, 2002.

How many votes are needed to approve each item?

   Provided a quorum is present, directors will be elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting and cast for the election of directors. Stockholders are not allowed to cumulate their votes for the election of directors.

   Approval of the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending April 27, 2003, will require an affirmative vote of the holders of the majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote, provided a quorum is present.

   Abstentions will be treated as shares that are present or represented and entitled to vote for the purpose of determining the presence of a quorum, but will be treated as not voting. Accordingly, abstentions will have no effect on the number of votes necessary to elect directors or to ratify the selection of the Company's independent auditors.

What if my stock is held by a broker?

   In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy, so called "broker non-votes", those shares will not be treated as present or represented and entitled to vote for purposes of determining the presence of a quorum and will not be treated as present or represented and voting for purposes of determining the number of votes necessary for the approval of any matter on which they do not have discretionary authority to vote.

How do I vote?

   You may vote by a proxy card or you may vote in person at the Annual Meeting. Whether or not you plan to attend the meeting, we encourage you to complete, sign, date and promptly return your proxy card in the enclosed envelope, which requires no postage if mailed in the United States. One of the individuals named on the proxy card will vote your shares as directed by you on the proxy card. If no specific selections are made, one of the individuals named on your proxy card will vote your shares as follows:

    1. For the election of the directors recommended by the Board of Directors;

    2. For the ratification and selection of Ernst & Young LLP as our independent auditors for the fiscal year ending April 27, 2003; and

    3. In their discretion, upon such other business as may properly come before the meeting.

Can I change my vote after I have submitted my proxy?

   Yes, a stockholder who has submitted a proxy may revoke it at any time prior to its use by:

    1. Delivering a written notice to the Secretary;

    2. Executing a later-dated proxy; or

    3. Attending the Annual Meeting and voting in person.

A written notice revoking the proxy should be sent to the Company's Secretary at the following address:

   Allan B. Solomon
   Executive Vice President and Secretary
   Isle of Capri Casinos, Inc.
   1641 Popps Ferry Rd., Ste. B-1
   Biloxi, MS 39532

How will the votes be tabulated at the meeting?

   Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the Annual Meeting, and such election inspectors will determine whether or not a quorum is present.

Will the Company solicit proxies in connection with the Annual Meeting?

   Yes, the Company will solicit proxies in connection with the Annual Meeting. We will bear all costs of soliciting proxies including charges made by brokers and other persons holding stock in their names or in the names of nominees for reasonable expenses incurred in sending proxy material to beneficial owners and obtaining their proxies. In addition to solicitation by mail, our directors, officers and employees may solicit proxies personally and by telephone and telegraph, all without extra compensation. We have retained D. F. King & Co., Inc. to assist in the solicitation of proxies. The fee to be paid for such services will be borne by us and is not expected to exceed $3,000 plus reasonable expenses.

1.  ELECTION OF DIRECTORS

   We currently have eight directors. The Company's bylaws provide that the number of directors of the Company may be increased by the Board of Directors. The Board of Directors has determined that it is in the Company's best interest, and has resolved, to have eight directors serve until the next Annual Meeting of Stockholders. Each director holds office until his successor is elected and qualified or until his earlier death, resignation, removal or disqualification.

   The eight nominees for whom the enclosed proxy is intended to be voted are set forth below. All nominees are now serving as our directors. Each of these nominees has indicated his willingness to serve if elected. The Board of Directors has no reason to believe that any of these nominees will be unavailable for election, but if such a situation should arise, the proxy will be voted in accordance with the best judgment of the proxyholder for such person or persons as may be designated by the Board of Directors, unless the stockholder has directed otherwise.

            Name         Age Position(s)
            ----         --- -----------
    Bernard Goldstein... 73  Chairman, Chief Executive Officer and Director
    John M. Gallaway.... 64  President, Chief Operating Officer and Director
    Allan B. Solomon.... 66  Executive Vice President, Secretary, General
                             Counsel and Director
    Robert S. Goldstein. 47  Director
    Alan J. Glazer...... 61  Director
    Emanuel Crystal..... 75  Director
    W. Randolph Baker... 55  Director
    Jeffrey D. Goldstein 49  Director

   Bernard Goldstein has been our Chairman of the Board since June 1992 and our Chief Executive Officer since September 1995. From June 1992 until February 1993, and from September 1995 to December 1995, Mr. Goldstein was also our President. Mr. Goldstein has been active in the development of the riverboat gaming industry in a number of states and was Chairman of the Board of Steamboat Development Corporation and Steamboat Southeast, Inc., companies involved in the first legalized riverboat gaming ventures in the United States. In addition to his involvement in the riverboat gaming industry, Mr. Goldstein has been involved in scrap metal recycling since 1951 and barge-line transportation since 1960. Mr. Goldstein is the father of Robert S. Goldstein and Jeffrey D. Goldstein.

   John M. Gallaway has been our President since December 1995, our Chief Operating Officer since July 1996 and a director since April 1996. From July 1995 to November 1995, Mr. Gallaway was a professor at the University of Houston. Mr. Gallaway was Deputy Managing Director, Gaming, of Sun International, a company engaged in owning and operating casinos and resorts, from September 1992 to August 1994. Prior to that, from 1984 to 1992, Mr. Gallaway was President and General Manager of TropWorld Casino Resort in Atlantic City and, from 1981 to 1984, he was President and General Manager of the Tropicana Casino Hotel in Las Vegas.

   Allan B. Solomon has been our Secretary and a director since June 1992, served as our Chief Financial Officer and Treasurer from June 1992 to October 1993, and was Chairman of our Executive Committee from January 1993 to April 1995. Mr. Solomon became our General Counsel in May 1994 and became Executive Vice President in April 1995. From 1986 to May 1994, Mr. Solomon was President of Allan B. Solomon, P.A., which was a partner in the Florida law firm of Broad and Cassel.

   Robert S. Goldstein has been a director since February 1993. Mr. Goldstein is the President of Alter Trading Corporation, a company engaged in the business of scrap metal recycling, and has been associated with that company since 1977. Additionally, Mr. Goldstein was a director, officer and stockholder of the Steamboat companies and has been an officer of several affiliated river transportation companies engaged in stevedoring and equipment leasing since 1980. Mr. Goldstein is the son of Bernard Goldstein and the brother of Jeffrey
D. Goldstein.

   Alan J. Glazer has been a director since November 1996, and is currently Vice President and Regional Managing Partner and a director of Morris Anderson & Associates, Ltd., a management consulting firm. Mr. Glazer also serves as a director of Alter Barge Lines, Inc., a private company owned by Bernard Goldstein and members of his family.

   Emanuel Crystal has been a director since October 1993, and is currently the Chief Executive Officer of Jackson Iron & Metal Company, Inc. in Jackson, Mississippi. He has held that position for over five years and has served in various positions with that company since 1949.

   W. Randolph Baker has been a director since 1997. Mr. Baker is Vice Chairman and CEO of Thompson & Baker, a public relations and public affairs firm located in Memphis, Tennessee. Previously, Mr. Baker served as a visiting professor of gaming studies at the University of Nevada, Reno, and as Director of Public Affairs for The Promus Companies Incorporated, then a holding company for casino and hotel brands.

   Jeffrey D. Goldstein has been a director since October 2001. Mr. Goldstein is chairman and chief executive officer of Alter Barge Lines, Inc. and its related transportation entities. Mr. Goldstein has been associated with the company for thirty years, serving in various management roles. Additionally, Mr. Goldstein was a director, officer and stockholder of the Steamboat companies. Mr. Goldstein is the son of Bernard Goldstein and the brother of Robert S. Goldstein.

   The Board of Directors recommends that the stockholders vote "FOR" the election of each nominee for director named above.

Meetings and Committees of the Board

   The Board of Directors has three standing committees: the Stock Option and Compensation Committee, the Audit Committee and the Compliance Committee. The Board of Directors does not have a Nominating Committee or any committee performing similar functions. During the fiscal year ended April 28, 2002, which we refer to as "fiscal 2002", the Board of Directors met seven times, the Stock Option and Compensation Committee met four times, the Audit Committee met five times and the Compliance Committee met four times. During fiscal 2002, all directors attended at least 75% of the meetings of the Board of Directors and the committees thereof on which they served.

   Messrs. Alan J. Glazer, Robert S. Goldstein and Emanuel Crystal are members of the Compensation Committee. Mr. Glazer acts as chairman of the Stock Option and Compensation Committee. The Stock Option and Compensation Committee acts as an advisory committee to the full Board with respect to compensation of our executive officers and other key employees, including administration of the stock option plan, option grants and bonuses.

   Messrs. Emanuel Crystal, Alan J. Glazer, W. Randolph Baker and Jeffrey D. Goldstein are members of the Audit Committee. Mr. Crystal acts as chairman of the Audit Committee. The Audit Committee's responsibilities include recommending to the Board the selection of our independent auditors, reviewing the arrangements and the scope of the independent audit and reviewing all financial statements. Information regarding the functions performed by the Audit Committee during the fiscal year is set forth in the "Report of the Audit Committee" included in this annual proxy statement. Each member of the Audit Committee is "independent" as defined under the Nasdaq National Market listing requirements. The Audit Committee is governed by a written charter approved by the Board of Directors.

   Messrs. W. Randolph Baker, John M. Gallaway, Allan B. Solomon, Harry Redmond and Ms. Janice Newman are members of the Compliance Committee. Mr. Baker acts as chairman, Mr. Redmond is an independent member, and Ms. Newman is the Compliance Officer of the Compliance Committee. The Compliance Committee's responsibilities include maintaining compliance with the regulatory requirements imposed upon it by the jurisdictions in which it operates.

                     EXECUTIVE OFFICERS AND KEY EMPLOYEES

   Below is a table that identifies our executive officers other than Messrs. Goldstein, Gallaway and Solomon, each of whom is identified in the section entitled "Election of Directors" and other key employees.

             Name         Age Position(s)
             ----         --- -----------
     Rexford A. Yeisley.. 55  Senior Vice President, Chief Financial
                                Officer, Treasurer and Assistant Secretary

     Timothy M. Hinkley.. 46  Senior Vice President of Operations

     Robert F. Boone..... 53  Vice President of Human Resources and Risk
                                Management

     Richard L. Meister.. 57  Vice President of Construction and Design

     Gregory D. Guida.... 37  Vice President of Development and House
                                Counsel

     David R. Teague..... 45  Vice President of Information Systems

     Donn R. Mitchell, II 34  Vice President of Finance--Properties

     Lester McMackin..... 38  Vice President of Marketing

     Roger W. Deaton..... 55  Regional Vice President of Operations

     Thomas J. Carr...... 60  Regional Vice President of Operations

     Robert S. Fiore..... 61  Regional Vice President of Operations

   Rexford A. Yeisley has been our Chief Financial Officer since December 1995. Mr. Yeisley was Senior Vice President and Chief Financial Officer of Six Flags Theme Parks, Inc. from 1991 to 1995, and from 1987 to 1991, Mr. Yeisley was Vice President and Chief Financial Officer of that company.

   Timothy M. Hinkley has been our Senior Vice President of Operations since April 1997. Mr. Hinkley was General Manager and Vice President of the Isle of Capri Casino Crowne Plaza Resort in Biloxi, Mississippi from May 1992 to April 1997. Prior to that, from 1990 to 1992, Mr. Hinkley was Vice President of Food and Beverage and Entertainment of Steamboat Development Corporation, a riverboat gaming company in Iowa.

   Robert F. Boone has been our Vice President of Human Resources and Risk Management since August 1994. From 1991 to 1994, Mr. Boone was the Director, Human Resources and Administration for Simon MOA Management Company, the managing general partner at Mall of America, the nation's largest retail and entertainment complex. From 1986 to 1991, Mr. Boone served as Director of Human Resources for IDS American Express in Minneapolis, Minnesota.

   Richard L. Meister has been our Vice President of Construction and Design since May 2000. From 1990 to May 2000, Mr. Meister was President of RMII Associates, Inc., a consulting firm assisting in the development of capital projects for the casino and hospitality industries.

   Gregory D. Guida has been our Vice President of Development since January 1999 and has served as House Counsel since June 1996. Prior to that, from August 1992 to June 1996, Mr. Guida was associated with the Jackson, Mississippi office of the law firm of Phelps Dunbar, L.L.P., where he practiced in that firm's business and gaming section.

   David R. Teague has been our Vice President of Information Systems since November 2000. Mr. Teague has been with the Company since April 1996, most recently serving as Senior Director of Information Systems. From March 1993 to April 1996, Mr. Teague was the Corporate Information Systems Manager at Boomtown,

Inc. From June 1991 to March 1993, he was an independent technical consultant/contractor, and from April 1986 to March 1991, Mr. Teague was the Information Systems Technical Services Manager for Caesars Tahoe Resort.

   Donn R. Mitchell, II has been our Vice President of Finance--Properties since November 2000. Mr. Mitchell has been with the Company since June 1996, most recently serving as Senior Director of Finance. From June 1990 through June 1996, Mr. Mitchell was employed by Arthur Anderson LLP as a Staff Auditor and Audit Manager.

   Lester McMackin became Vice President of Marketing in July 2001. Mr. McMackin served as Vice President/General Manager of our Lula, Mississippi property from February 2000 to July 2001, and prior to that was the Senior Director of Marketing at the corporate office from November 1998 to February 2000. Mr. McMackin joined the company as Director of Database Marketing at the corporate office in June 1996. Prior to joining the company, Mr. McMackin worked at Cohen Books as Director of Telemarketing and Sales from November 1995 to June 1996, at Trump Castle as Director of Database Marketing from June 1994 to November 1994 and at Ceasars Palace in Atlantic City as Marketing Manager from March 1989 to May 1994.

   Roger W. Deaton has been our Regional Vice President of Operations since March 2000. Mr. Deaton was General Manager and Vice President of the Isle of Capri Casino and Hotel in Lake Charles, Louisiana from August 1997 to February 2000. From July 1996 to August 1997, Mr. Deaton was General Manager and Vice President of the Isle of Capri Casino and Hotel in Vicksburg, Mississippi and was Assistant General Manager of that facility from May 1995 to July 1996.

   Thomas J. Carr has been our Regional Vice President of Operations since November 2000. From February 1999 to November 2000, Mr. Carr was a consultant to North American Gaming. From March 1981 to January 1999, he was employed in various senior management positions by Harrah's Entertainment, Inc.

   Robert S. Fiore has been our Regional Vice President of Operations since July 2000 and was Vice President and General Manager of Isle of Capri Black Hawk L.L.C. from August 1998 to June 2000. From September 1997 to August 1998, Mr. Fiore was General Manager of the Belle of Baton Rouge Casino in Baton Rouge, Louisiana for Argosy Gaming. From April 1995 to February 1997, Mr. Fiore was President and General Manager of the Tropicana Resort and Casino in Las Vegas for Aztar Corporation, and from August 1989 to March 1995, Mr. Fiore was President and General Manager of the Ramada Express Hotel and Casino in Laughlin, Nevada for Aztar Corporation.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of our equity securities to file reports of ownership of, and transactions in, our equity securities with the Securities and Exchange Commission. Such directors, executive officers and 10% stockholders are also required to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms we received, during the fiscal year ended April 28, 2002, we have determined that all such filings were made on a timely basis, except for a Form 4 filing by Mr. Bernard Goldstein for transactions occurring during November 2001 which was not timely made due to a clerical error, but was reflected on a Form 4 filed in January 2002. A Form 4 filing by Mr. Emanuel Crystal for a transaction occurring in January 2002 contained a clerical error, and this error will be corrected in an amendment to the Form 4 which will be filed in August 2002.

                        OWNERSHIP OF OUR CAPITAL STOCK

   The following table sets forth information with respect to the beneficial ownership of our common stock as of July 31, 2002 (unless otherwise indicated) by (1) each director, (2) the individual serving as our chief executive officer during fiscal 2002 and each of the four individuals serving as our executive officers as of July 31, 2002, named in the table under "Compensation of Directors and Executive Officers--Summary Compensation Table", (3) all directors and executive officers as a group, and (4) based on information available to us and filings made under Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended, each person known by us to be the beneficial owner of more than 5% of our common stock. Unless otherwise indicated, all persons listed have sole voting and dispositive power over the shares beneficially owned.

                                                                   Number of     Percentage
                                                                   Shares of         of
                                                                  Common Stock   Outstanding
                        Name and Address                          Beneficially     Shares
                   of 5% Beneficial Owners (1)                     Owned (2)      Owned (2)
                   ---------------------------                    -----------    -----------
Robert S. Goldstein (3).......................................... 10,044,020        34.8%
B.I.J.R.R. Isle, Inc. (4)........................................  8,752,625        30.4%
B.I. Isle Partnership, L.P. (5)..................................  4,552,625        15.8%
Bernard Goldstein (6)............................................  2,052,554         7.0%
Alter Company (7)................................................  1,320,578         4.6%
Richard A. Goldstein (8).........................................  1,206,457         4.2%
John M. Gallaway (9).............................................    375,000         1.3%
Allan B. Solomon (10)............................................    429,349         1.5%
Alan J. Glazer (11)..............................................     56,000            *
Emanuel Crystal (12).............................................     83,500            *
W. Randolph Baker (13)...........................................     37,000            *
Jeffrey D. Goldstein (14)........................................  1,317,257         4.6%
Rexford A. Yeisley (15)..........................................    110,272            *
Timothy M. Hinkley (16)..........................................     28,100            *
All Executive Officers and Directors as a Group (10 persons) (17) 14,533,052        48.2%

--------
* Less than 1%.

Notes:
(1) Unless otherwise indicated below, the business address for each member or affiliated entity of the Goldstein family listed below is 2200 Corporate Boulevard, N.W., Boca Raton, Florida 33431.
(2) Calculated pursuant to Rule 13d-3 under the Securities Exchange Act of
    1934, as amended. Under Rule 13d-3(d), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days of July 31, 2002, are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.
(3) The number of shares beneficially owned by Robert S. Goldstein includes 8,752,625 shares which Robert S. Goldstein, as President of B.I.J.R.R.
    Isle, Inc. (the sole general partner of B.I. Isle Partnership, L.P., Rob Isle Partnership, L.P., Rich Isle Partnership, L.P. and Jeff Isle Partnership, L.P.), has indirect beneficial ownership, and 70,500 shares issuable upon the exercise of stock options that are exercisable within 60 days issued to Robert S. Goldstein. The business address of Robert S. Goldstein is 555 North New Ballas Road, Ste. 150, St. Louis, Missouri 63141.
(4) Shares owned by B.I.J.R.R. Isle, Inc. are reported as beneficially owned by Robert S. Goldstein, as President of B.I.J.R.R. Isle, Inc. The number of shares beneficially owned includes 4,552,625 shares which B.I.J.R.R. Isle, Inc., as the sole general partner of B.I. Isle Partnership, L.P., Rob Isle Partnership, L.P., Rich Isle Partnership, L.P. and Jeff Isle Partnership, L.P., has indirect beneficial ownership. The address for B.I.J.R.R. Isle, Inc. is c/o Michael Newmark, Bryan Cave LLP, 211 N. Broadway, Ste. 3600,
    St. Louis, MO 63102.

(5) Shares owned by B.I. Isle Partnership, L.P. are reported as beneficially owned by B.I.J.R.R. Isle, Inc., as the sole general partner of B.I. Isle Partnership, L.P., and by Robert S. Goldstein, as President of B.I.J.R.R. Isle, Inc.
(6) The number of shares beneficially owned by Bernard Goldstein includes 1,320,578 shares held by Alter Company, of which Bernard Goldstein, as President, has indirect beneficial ownership, 707,500 shares issuable upon the exercise of stock options that are exercisable within 60 days issued to Bernard Goldstein and 24,476 shares held in the Bernard Goldstein
    Retirement Plan.
(7) Shares owned by Alter Company are reported as beneficially owned by Bernard Goldstein, as President of Alter Company. The address for Alter Company is 2117 State Street, Suite 300, Bettendorf, Iowa 52722.
(8) The business address for Richard A. Goldstein is 555 New Ballas Road, Ste. 150, St. Louis, MO 63141.
(9) Includes 289,513 shares issuable upon exercise of stock options that are exercisable within 60 days.
(10) Includes 178,059 shares issuable upon exercise of stock options that are exercisable within 60 days.
(11) Includes 28,000 shares issuable upon exercise of stock options that are exercisable within 60 days and 1,000 shares owned by Alan J. Glazer's wife.
(12) Includes 56,500 shares issuable upon exercise of stock options that are exercisable within 60 days and 2,000 shares owned by Emanuel Crystal's wife.
(13) Includes 12,000 shares issuable upon exercise of stock options that are exercisable within 60 days.
(14) The business address for Jeffrey D. Goldstein is 2117 State Street, Suite 300, Bettendorf, Iowa 52722.
(15) Includes 34,486 shares issuable upon exercise of stock options that are exercisable within 60 days.
(16) Includes 28,100 shares issuable upon exercise of stock options that are exercisable within 60 days.
(17) Information provided is for the individuals who were our executive officers and directors on July 31, 2002 and includes 1,404,658 shares issuable upon exercise of stock options that are exercisable within 60 days. The amount does not include 1,490,207 shares beneficially owned by relatives of Bernard Goldstein, Robert S. Goldstein and Jeffrey D. Goldstein, other than them, the beneficial ownership of which is disclaimed by Bernard Goldstein, Robert S. Goldstein and Jeffrey D. Goldstein. If such shares were included in the category "All Executive Officers and Directors as a Group," the number of shares of our common stock beneficially owned by such group as of July 31, 2002 would have been 16,023,259 and the percentage of outstanding shares of our common stock owned by such group as of July 31, 2002 would have been 53.1%.

               COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

   The following table sets forth a summary of the annual, long-term and other compensation for our Chief Executive Officer during fiscal 2002 and for our four most highly compensated executive officers, other than our Chief Executive Officer, during fiscal 2002, and for the years indicated. These five persons are referred to collectively as the "Named Executive Officers".

                                                                                  Long-Term
                                                                               Compensation(1)
                                                                         ---------------------------
                                            Annual Compensation                    Awards
                                   ------------------------------------- ---------------------------
                                                                           Restricted    Securities   All Other
                            Fiscal                        Other Annual        Stock      Underlying  Compensation
Name and Principal Position  Year  Salary ($) Bonus ($) Compensation ($) Award(s) ($)(2) Options (#)    ($)(3)
--------------------------- ------ ---------- --------- ---------------- --------------- ----------- ------------
  Bernard Goldstein........  2002   $500,000  $137,291        $--           $ 42,904       85,000      $ 8,929
    Chairman and Chief       2001    536,166    32,180         --             10,053       55,000       13,797
    Executive Officer        2000    450,173   360,000         --            112,539       80,000       15,231

  John M. Gallaway.........  2002   $500,000  $137,291        $--           $ 42,904       80,000      $10,996
    President and Chief                                                                     6,723
    Operating Officer                                                                      11,475
                                                                                           29,802
                             2001    498,864    32,180         --             10,053       50,000       11,976
                             2000    450,084   360,000         --            112,539       70,000        8,132

  Allan B. Solomon.........  2002   $354,231  $ 82,792        $--           $ 25,863       40,000      $12,352
    Executive Vice                                                                          3,299
    President, General                                                                      1,163
   Counsel and Secretary                                                                    1,544
                                                                                            4,166
                                                                                              493
                                                                                            5,125
                             2001    344,285    19,320         --              6,039       22,500        9,286
                             2000    333,986   268,000         --             83,780       26,000        7,082

  Rexford A. Yeisley.......  2002   $269,231  $ 61,986        $--           $ 19,362       40,000      $ 4,145
   Senior Vice President                                                                    2,525
    and Chief Financial                                                                     5,673
    Officer                                                                                   188
                             2001    259,260    12,376         --              3,871       22,500        4,752
                             2000    247,416   200,000         --             62,529       18,000        4,353

  Timothy M. Hinkley.......  2002   $269,231  $ 61,835        $--           $ 19,322       40,000      $ 5,434
   Senior Vice President     2001    259,246    10,920         --              3,416       22,500        3,778
    of Operations            2000    247,448   200,000         --             62,529       18,000        6,879

--------
(1) The Company does not have long-term incentive plans and has not granted stock appreciation rights.
(2) As of the end of last fiscal year, the total number of unvested shares of restricted stock held by Messrs. Goldstein, Gallaway, Solomon, Yeisley and Hinkley, and the value of such shares as of the close of trading on the last trading day of the last fiscal quarter was 43,093, 43,093, 7,994, 19,216 and 19,708, and $870,048, $870,048, $161,399, $387,971 and $397,905,
    respectively. Restrictions lapse after five years from date of grant. Dividends will not be paid on the restricted stock.
(3) During fiscal 2002, includes medical insurance that we paid for Messrs. Goldstein, Gallaway, Solomon, Yeisley and Hinkley of $5,443, $7,522, $1,875, $784 and $2,720, respectively, our matching contribution to our 401(k) deferred compensation plan we paid for Messrs. Goldstein, Gallaway, Solomon, Yeisley and Hinkley of $2,250, $2,250, $2,625, $2,145 and $2,625,
    respectively, life insurance that we paid for Messrs. Goldstein, Gallaway, Solomon, Yeisley and Hinkley of $1,236, $396, $7,853, $175 and $90, respectively, and other fringe benefits that we paid for Messrs. Gallaway and Yeisley of $828 and $1,041, respectively.

Option Grants in Last Fiscal Year

   The following table sets forth information concerning options granted during fiscal 2002 to the Named Executive Officers.

                                Individual Grants
                   --------------------------------------------
                                                                Potential Realizable Value of Assumed Annual
                                                                Rates of Stock Price Appreciation for Option
                                % of Total                                         Term(3)
                    Number of    Options                        ---------------------------------------------
                   Securities   Granted to Exercise                       5%                    10%
                   Underlying   Employees   or Base             ---------------------- ----------------------
                     Options    in Fiscal    Price   Expiration Price per  Aggregate   Price per  Aggregate
       Name        Granted (#)     Year    ($/Share)    Date      share   Value ($)(4)   share   Value ($)(4)
       ----        -----------  ---------- --------- ---------- --------- ------------ --------- ------------
Bernard Goldstein.    85,000(1)     6.6%    $ 6.50    10/2/2011  $10.60     $348,075    $16.84     $878,475
John M. Gallaway..    80,000(1)     6.2%      6.50    10/2/2011   10.60      327,600     16.84      826,800
                       6,723(2)     0.5%     16.00    9/25/2008   22.51       43,780     31.18      102,082
                      11,475(2)     0.9%     16.00   12/20/2006   20.42       50,674     25.78      112,180
                      29,802(2)     2.3%     16.00    9/25/2007   21.44      162,123     28.35      368,114
Allan B. Solomon..    40,000(1)     3.1%      6.50    10/2/2011   10.60      163,800     16.84      413,400
                       3,299(2)     0.3%     21.05    9/25/2007   26.86       19,167     33.91       42,430
                       1,163(2)     0.1%     21.05   12/20/2006   26.86        7,048     33.91       15,249
                       1,544(2)     0.1%     21.05    1/31/2005   24.38        5,521     28.02       11,144
                       4,166(2)     0.3%     20.80    9/25/2008   27.87       29,462     36.86       66,896
                         493(2)     0.0%     20.80    9/25/2007   26.54        2,830     33.51        6,265
                       5,125(2)     0.4%     20.80    9/22/2009   29.27       43,386     40.54      101,163
Rexford A. Yeisley    40,000(1)     3.1%      6.50    10/2/2011   10.60      163,800     16.84      413,400
                       2,525(2)     0.2%     16.21    9/25/2008   22.81       16,659     31.59       38,843
                       5,673(2)     0.4%     16.21    9/25/2007   21.72       31,266     28.72       70,993
                         188(2)     0.0%     16.21   12/20/2006   20.68          841     26.11        1,862
Timothy M. Hinkley    40,000(1)     3.1%      6.50    10/2/2011   10.60      163,800     16.84      413,400
                     -------       ----
   Totals.........   357,176       27.8%
                     =======       ====

--------
(1) These awards were made pursuant to the 2000 Stock Option Plan. Options awarded vest one-fifth on the first, second, third, fourth and fifth anniversaries of the grant date. In the case of an option which is deemed an incentive stock option, the option price must be not less than 100% of the fair market value of Company Common Stock on the date the option is granted. The fair market value of a share of Company Common Stock is the mean of the high and low market prices at which a share of company common stock is traded on the date of grant. The grants provide that stock options may not be exercised during the first twelve months after the date of the grant.
    The plan allows shares of Company Common Stock to be used to satisfy any resulting Federal, State and local tax liabilities, but does not provide for a cash payment by the Company for income taxes payable as a result of the exercise of a stock option award. The 2000 Stock Option Plan allows options to remain exercisable for up to 10 years from the date of grant. The plan has provisions about the impact of a change in control, death, disability, retirement and termination of employment on the exercisability of options, with change in control causing acceleration of vesting. The plan also has a provision for reload options.
(2) These awards were made pursuant to the reload provision of the plan from which the originally surrendered options were granted.
(3) The maximum term for options granted under the 2000 Stock Option Plan is 10 years. The term for options granted under the reload provision is the later to occur of the expiration date of the originally surrendered option or one year from the date of grant of the reload option. The dollar gains under these columns result from calculations assuming 5% and 10% growth rates as set by the Securities and Exchange Commission and are not intended to forecast future price appreciation of Company Common Stock. The gains reflect a future value based upon growth at these prescribed rates. The Company did not use an alternative formula for a grant date valuation, an approach which would state gains at present, and therefore lower, value.
(4) Not discounted to present value..

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

   The following table sets forth information concerning the number and value of shares acquired on the exercise of options and exercisable and unexercisable stock options at the end of fiscal 2002 for the Named Executive Officers.

                                                                            Value of
                                                                           Unexercised
                                                    Number of             In-The-Money
                                              Securities Underlying     Options at Fiscal
                     Shares               Unexercised Options at Fiscal   Year End ($)
                   Acquired on   Value      Year End Exercisable(E)/    Exercisable (E)/
       Name        Exercise(#)  Realized        Unexercisable(U)        Unexercisable(U)
       ----        ----------- ---------- ----------------------------- -----------------
Bernard Goldstein.        --   $       --           560,500 E              $8,790,450 E
                                                    377,000 U               5,265,250 U
John M. Gallaway..   235,487    2,999,791           195,513 E               2,179,949 E
                                                    267,000 U               3,490,050 U
Allan B. Solomon..   196,831    2,584,133           142,359 E               1,719,564 E
                                                    112,600 U               1,451,950 U
Rexford A. Yeisley   134,700    1,718,928             8,386 E                  33,376 E
                                                     95,800 U               1,199,830 U
Timothy M. Hinkley   134,700    1,773,886             2,000 E                  36,260 E
                                                     95,800 U               1,199,830 U

Equity Compensation Plan Information

   The following table sets forth information concerning the number of securities remaining available for future issuance under equity compensation plans and weighted-average exercise price of outstanding options, warrants and right at the end of fiscal 2002.

                                                           (a)                 (b)                  (c)
                                                   -------------------- ----------------- ------------------------
                                                                                            Number of securities
                                                                                            remaining available
                                                   Number of securities Weighted-average    for future issuance
                                                    to be issued upon   exercise price of       under equity
                                                       exercise of         outstanding       compensation plans
                                                   outstanding options, options, warrants  (excluding securities
                  Plan category                    warrants and rights     and rights     reflected in column (a))
                  -------------                    -------------------- ----------------- ------------------------
Equity compensation plans approved by security
  holders.........................................      4,347,304             $7.46               576,491
Equity compensation plans not approved by security
  holders.........................................             --                --                    --
       Total......................................      4,347,304             $7.46               576,491

Compensation of Directors

   Directors who are not employed by us receive a $50,000 annual retainer, additional compensation of $2,000 and out-of-pocket expenses for each board meeting attended, and an annual grant of options to purchase 10,000 shares of the Company's common stock at market value as of the grant date. The options vest over a five year period. Directors who are our employees receive no additional compensation for serving as directors. All directors are reimbursed for travel and other expenses incurred in connection with attending board meetings. In addition, upon the initial election or appointment of any person to the Board of Directors, he or she may receive options to acquire shares of our common stock.

Employment Contracts, Termination of Employment and Change-in-Control
Arrangements

   In January 2002, we entered into employment agreements with Bernard Goldstein, Chairman and Chief Executive Officer, and John M. Gallaway, President and Chief Operating Officer. Pursuant to the employment agreements, Messrs. Goldstein and Gallaway received an initial base salary of $500,000, subject to increases as may be determined by the Board of Directors from time to time. In addition, Messrs. Goldstein and Gallaway are entitled to participate in our stock option and other benefit plans. Their employment agreements are each for an initial term of one year and are automatically renewable for successive one-year periods thereafter, unless 90 days' written notice is given by either party. If the respective executive dies or becomes disabled, or if we terminate the term of employment without "cause" (as defined in the employment agreement), either during the initial term, or any renewal term, or by written notice of nonrenewal, the executive would be entitled, upon releasing us and our affiliates from any, and all claims, to receive his salary and employment benefits for two years or until new employment begins, whichever occurs first. Further, if the respective executive dies or becomes disabled, he or his representative will also be entitled to a lump sum payment equal to the average of the last three years' bonus payments, inclusive of deferred amounts. In addition, in the event of a change of control (as defined in the employment agreement), the respective executive shall be entitled to the following severance: (1) salary and benefit continuation for 24 months or until new employment begins, whichever occurs first; (2) a lump sum payment equal to the average of the previous three years' bonus payment, inclusive of deferred amounts; (3) vesting of all stock options; and (4) payment of all deferred bonuses.

   In January 2002, we entered into employment agreements with Allan B. Solomon, Executive Vice President and General Counsel, Rexford A. Yeisley, Senior Vice President and Chief Financial Officer and Timothy M. Hinkley, Senior Vice President of Operations, the terms of which are substantially similar to the employment agreements described above. Pursuant to the employment agreements, Messrs. Solomon, Yeisley and Hinkley received an initial base salary of $355,000, $270,000 and $269,000, respectively. In addition, pursuant to each of the employment agreements, the maximum period of salary continuation in the event of a termination, death or disability is 12 months and in the event of a change of control is 18 months. The employment agreements of Messrs. Solomon, Yeisley and Hinkley have an initial term of one year.

   In January 2002, we entered into employment agreements with Robert F. Boone, Vice President of Human Resources and Risk Management; Gregory D. Guida, Vice President of Development and House Counsel; Richard Meister, Vice President of Construction and Design; Roger Deaton, Regional Vice President of Operations; Robert S. Fiore, Regional Vice President of Operations; Lester McMackin, Vice President of Marketing; David R. Teague, Vice President of Information Systems; and Donn R. Mitchell, II, Vice President of Finance-Properties; the terms of which are substantially similar to the employment agreements described above. Pursuant to their employment agreements, Messrs. Boone, Guida, Meister, Deaton, Fiore, McMackin, Teague and Mitchell received an initial base salary of $185,000, $165,000, $175,000, $207,500, $207,500, $175,000, $145,000 and
$140,000, respectively. In addition, pursuant to their employment agreements, the maximum periods of salary continuation in the event of termination, death, disability or a change of control is 12 months. The employment agreements of Messrs. Boone, Guida, Meister, Deaton, Fiore, McMackin, Teague and Mitchell have an initial term of one year.

   In November 2000, we entered into an employment agreement with Tom Carr, Regional Vice President of Operations, the terms of which are substantially similar to the employment agreements described above. Pursuant to his employment agreement, Mr. Carr received an initial base salary of $220,000. In addition, pursuant to his employment agreement, the maximum periods of salary continuation in the event of termination, death, disability or a change of control is 12 months. The employment agreement of Mr. Carr had an initial term of two years and is currently in a renewal term.

Stock Option and Compensation Committee Interlocks and Insider Participation

   Messrs. Alan J. Glazer, Robert S. Goldstein and Emanuel Crystal are members of our Stock Option and Compensation Committee. Mr. Robert S. Goldstein is the son of Bernard Goldstein, our Chairman and Chief Executive Officer.

Stock Option and Compensation Committee Report on Executive Compensation

   The Stock Option and Compensation Committee advises the Board of Directors concerning executive compensation, including base salaries, bonuses, stock option grants, health and life insurance and other benefits. Stock Option and Compensation Committee recommendations concerning executive compensation are reviewed and approved by the Board. Board members who are also our executive officers do not participate in the deliberations of the Board concerning their respective compensation and benefits and do not vote on such matters.

   Our objective concerning executive compensation is to design an executive compensation program that attracts and retains qualified executives and aligns executives' interests with ours and those of our stockholders in achieving our operating goals and business objectives and increasing stockholder value. The principal components of our executive compensation program are base salary, bonus and stock options. In light of our objective concerning executive compensation, a substantial portion of the executive compensation above the base salary is generally provided through bonuses tied to certain indicators of our performance and through the grant of stock options.

   The Stock Option and Compensation Committee's determinations of overall executive compensation for the fiscal year 2002, which includes salary, bonus, certain benefits and stock option awards, were based upon consideration of, among other factors, our performance during the fiscal year, the individual executive's contribution to the achievement of operating goals and business objectives, and levels of compensation in comparable companies at similar stages of development, with particular emphasis on those operating in the gaming industry.

   In January 2002, we entered into an employment agreement with Bernard Goldstein, our Chairman and Chief Executive Officer. Mr. Goldstein's employment agreement provides that his compensation consists of a base salary and a discretionary bonus. For the fiscal year 2002, Mr. Goldstein received a base salary of $500,079 and a bonus of $180,195 (approximately 24% of which bonus was awarded as deferred restricted stock). The amount of Mr. Goldstein's base salary was determined by the Stock Option and Compensation Committee based on Mr. Goldstein's individual performance as Chief Executive Officer and the Company's overall performance, and is consistent with our objective to design an executive compensation program that attracts and retains qualified executives. The determination of the amount of Mr. Goldstein's bonus for the fiscal year 2002 was determined by the Stock Option and Compensation Committee based upon the financial performance of the Company as measured against certain financial targets approved by this committee, and Mr. Goldstein's achievement of certain subjective goals and objectives.

   Section 162(m) of the Internal Revenue Code of 1986, as amended, limits our deduction for compensation paid to the Named Executive Officers to $1 million unless certain requirements are met. The policy of the Stock Option and Compensation Committee with respect to section 162(m) is to establish and maintain a compensation program which will optimize the deductibility of compensation. In that regard, no executive officer received compensation in excess of $1 million during fiscal 2002. The Stock Option and Compensation Committee, however, reserves the right to use its judgment, where merited by the Stock Option and Compensation Committee's need for flexibility to respond to changing business conditions or by an executive's individual performance, to authorize compensation which may not, in a specific case, be fully deductible.

By The Stock Option and Compensation Committee:

Alan J. Glazer, Compensation Committee Chair
Robert S. Goldstein, Compensation Committee Member
Emanuel Crystal, Compensation Committee Member

July 21, 2002

Report of the Audit Committee

   The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

   The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States. In addition, the Committee has discussed with the independent auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors' independence.

   The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held four meetings during fiscal year 2002.

   In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended April 28, 2002 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to stockholder approval, the selection of the Company's independent auditors for fiscal year ending April 27, 2003.

By The Audit Committee:

Emanuel Crystal, Audit Committee Chair
Alan Glazer, Audit Committee Member
Randolph Baker, Audit Committee Member
Jeffrey Goldstein, Audit Committee Member

July 21, 2002

                            STOCK PERFORMANCE GRAPH

   The following graph sets forth the cumulative total stockholder return (assuming reinvestment of dividends) to Isle of Capri Casinos, Inc.'s stockholders during the five-year period ended April 28, 2002, as well as an overall stock market index (Nasdaq Market Index) and Isle of Capri Casinos, Inc.'s peer group index (Dow Jones Casino Group Index):



                                       [CHART]

           Isle of Capri Casinos, Inc.    Peer Group Index      Nasdaq Market Index
   1997             100.00                    100.00                  100.00
   1998             160.00                    121.09                  148.53
   1999             305.71                    109.62                  196.14
   2000             634.29                    129.44                  304.76
   2001             417.87                    173.15                  170.17
   2002             959.09                    237.44                  136.74


                                  1997   1998   1999   2000   2001   2002
                                 ------ ------ ------ ------ ------ ------
     Isle of Capri Casinos, Inc. 100.00 160.00 305.71 634.29 417.87 959.09
     Peer Group Index........... 100.00 121.09 109.62 129.44 173.15 237.44
     Nasdaq Market Index........ 100.00 148.53 196.14 304.76 170.17 136.74

   The stock performance graph assumes $100 was invested on April 30, 1997. The stock price performance shown in this graph is neither indicative of nor intended to suggest future stock price performance.

                      CERTAIN RELATED PARTY TRANSACTIONS

   A corporation wholly owned by the Goldstein family leases to us for the Isle of Capri Casino & Hotel in Bettendorf, Iowa on a month-to-month basis (1) land for parking at a monthly rent of $20,000 and (2) warehouse space at a monthly rent of $3,360.

   We reimburse Alter Trading Corporation, a company owned by Robert S. Goldstein, Jeffrey D. Goldstein and other members of the Goldstein family, for annual lease payments of $100,964 with respect to property leased by Alter Trading Corporation. The land was leased at Isle of Capri's request in order to secure a site for possible casino operations. The Company has entered into an agreement to assume Alter Trading's obligations under these leases.

   We manage the Isle of Capri-Black Hawk for a fee which is equal to two percent of revenue (after deducting one-half of gaming taxes), plus ten percent of operating income, the total of which is not to exceed four percent of revenue, as defined.

2. RATIFICATION OF THE SELECTION OF AUDITORS

   Subject to ratification by the stockholders, the Board of Directors has reappointed Ernst & Young LLP as independent auditors to audit the consolidated financial statements of the Company for the current fiscal year ended April 27, 2003. Ernst & Young acted as the Company's independent auditors for the fiscal year ended April 28, 2002. Representatives of the firm of Ernst & Young are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

   Audit Fees. Ernst & Young billed the Company $370,921 for professional services rendered for the audit of our annual consolidated financial statements for the fiscal year ended April 28, 2002, and the review procedures of the financial statements included in our Forms 10-Q for such fiscal year.

   Financial Information Systems Design and Implementation Fees. Ernst & Young did not perform any financial information systems design or implementation services for us during the fiscal year ended April 28, 2002.

   All Other Fees. Ernst & Young billed the company $923,323 for all other professional services rendered for the fiscal year ended April 28, 2002, including audit related services of $444,019 and non-audit services of $479,804. Audit related services include fees for statutory audits, business acquisitions and accounting consultations. Non-audit services consist entirely of fees for tax services.

   The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

   The Audit Committee and the Board of Directors recommend the stockholders vote "FOR" the proposal to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ended April 27, 2003.

                                 OTHER MATTERS

   The Board of Directors is not aware of any other business that may come before the Annual Meeting. However, if additional matters properly come before the meeting, proxies will be voted at the discretion of the proxyholders.

                             STOCKHOLDER PROPOSALS

   Stockholders who, in accordance with Rule 14a-8 of the Securities Exchange Commission, wish to present proposals for inclusion in our proxy materials to be distributed in connection with our 2003 Annual Meeting must submit their proposals no later than May 9, 2003, at our principal executive offices,
Attention: Bernard Goldstein, Chairman and Chief Executive Officer. As the rules of the Commission make clear, simply submitting a proposal does not guarantee its inclusion.

                            ADDITIONAL INFORMATION

   A copy of our Annual Report to Stockholders for fiscal 2002 is being provided to stockholders with this Proxy Statement.

                                          BY ORDER OF THE BOARD OF DIRECTORS,
                                          Bernard Goldstein, Chairman and
                                          Chief Executive Officer

August 26, 2002
Biloxi, Mississippi


[X]   Please mark your votes as in this example.

---------------------------------------------------------------------------------------------------------------------------------

                            WITHHOLD                        Nominees:  Bernard Goldstein, John M. Gallaway,
                            AUTHORITY                                  Allan B. Solomon, Robert S. Goldstein
                            to vote for All Nominees                   Alan J. Glazer, Emanuel Crystal,
Proposal 1:     FOR         listed at right                            W. Randolph Baker; Jeffrey D. Goldstein
Election of     [_]            [_]
Directors

FOR All Nominees listed at right (except as marked to the contrary below)

------------------------------------------------------


                                     FOR     AGAINST     ABSTAIN
Proposal 2:  Ratify selection of     [_]       [_]         [_]
             Ernst & Young LLP as
             Independent
             Auditors

Please sign exactly as your name appears on this Proxy. If shares are registered in more than one name, the signatures of all such holders are required. A corporation should sign in its full corporate name by a duly authorized officer, stating such officer's title and official capacity. A partnership should sign in the partnership name by an authorized person, stating such person's title and relationship to the partnership.

Signature _______________________________ DATED ____________, 2002 Signature _______________________________ DATED ___________, 2002
                    Signature                                                        (if held jointly)

NOTE: Please complete, date, sign and return this proxy promptly, using the enclosed envelope.


================================================================================

PROXY                                                                      PROXY


                          ISLE OF CAPRI CASINOS, INC.

           Solicited by the Board of Directors for the Annual Meeting
                         to be held on October 8, 2002

     The undersigned hereby appoints Bernard Goldstein, John M. Gallaway and Allan B. Solomon, and each of them, the proxy or proxies of the undersigned with full power of substitution to vote all shares of the common stock of Isle of Capri Casinos, Inc., a Delaware corporation (the "Company"), that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on October 8, 2002 or adjournments or postponements thereof, with all powers the undersigned would possess if personally present, on the following as specified and, in their discretion, on such other matters as may properly come before the meeting. Receipt of the Notice of the Annual Meeting of Stockholders is hereby acknowledged.

     This proxy, when properly executed, will be voted in the manner directed by you. If you do not give any direction, this proxy will be voted "for" Proposals 1 and 2 and will be voted in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting.